Calculation of Filing Fee Tables

Form S-8

(Form Type)

Deciphera Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Share (2)	Maximum Aggregate Offering Price (2)	Fee Rate	Amount of Registration Fee (2)
Equity	2017 Stock Option and Incentive Plan Common Stock, $0.01 par value per share	457(h)	2,341,985 shares (3)	$7.85	$18,384,582	.0000927	$1,704.26
Equity	2017 Employee Stock Purchase Plan Common Stock, $0.01 par value per share	457(h)	400,000 shares (4)	$7.85	$3,140,000	.0000927	$291.08
Equity	2022 Inducement Plan Common Stock, $0.01 par value per share	457(h)	800,000 shares (5)	$7.85	$6,280,000	.0000927	$582.16
Total Offering Amounts					$27,804,582		$2,577.50
Total Fee Offsets							$0
Net Fee Due							$2,577.50

(1)

Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of common stock which become issuable under the above-named plans by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of our outstanding shares of common stock. Pursuant to Rule 416(c) under the Securities Act, this Registration Statement shall also cover an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein.

(2)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) of the Securities Act, and based on $7.85, the average of the high and low sale prices of the Registrant’s common stock as reported on the Nasdaq Global Select Market on February 4, 2022.

(3)	Consists of 2,341,985 shares of Common Stock that may become issuable under the Registrant’s 2017 Stock Option and Incentive Plan pursuant to its terms.
(4)	Consists of 400,000 shares of Common Stock that may become issuable under the Registrant’s 2017 Employee Stock Purchase Plan pursuant to its terms.
(5)	Consists of 800,000 shares of Common Stock that may become issuable under the Registrant’s 2022 Inducement Plan pursuant to its terms.